Exhibit 2(k)(4)

DR SPE, LLC

$___________________

9.25% Fixed Rate Note, Series 2011-A

NOTE PURCHASE AGREEMENT

April ___, 2011

Rochdale High Yield Advances Fund LLC
c/o Rochdale Investment Management, LLC
570 Lexington Avenue
New York, New York 10022

Ladies and Gentlemen:

DR SPE, LLC, a Delaware limited liability company (the “Issuer”) proposes to issue and sell to Rochdale High Yield Advances Fund LLC, a Delaware limited liability company (the “Purchaser”), a 9.25% Fixed Rate Note, Series 2011-A (the “Note”) in the principal amount of $_____________ under the terms and conditions herein contained.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Purchase Agreement between Peachtree Funding Northeast, LLC, a New York limited liability company (“Seller”), and Dura Rock LF Trust, a Delaware statutory trust, for and with respect to its Rochdale High Yield Advances Fund series (the “Trust”), or in the other Related Documents (as such term is defined in the Sale and Purchase Agreement), as applicable.

The Issuer agrees to sell and deliver to the Purchaser who, upon the basis of the representations and warranties of the Issuer set forth in this Note Purchase Agreement (the “Agreement”), and subject to the terms and conditions set forth herein, may purchase from the Issuer the Note in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  This Agreement shall not obligate the Purchaser to purchase the Note or the Issuer to issue the Note, but shall govern the purchase of the Note on the Closing Date (as defined below).

The Issuer intends to sell and deliver the Note to the Purchaser upon the basis of the representations and warranties of the Issuer and the Purchaser as set forth in this Agreement and subject to the terms and conditions of this Agreement.  Issuer understands and agrees that the Purchaser intends to offer for sale (“Offering”) to certain “accredited investors” units of interest to be issued by the Purchaser and that the Offering is to be conducted in the manner described in the Offering Materials, and such terms are defined in Section 4 and Section 5 below.  Issuer acknowledges and agrees that it is the intention of the Purchaser that substantially all of the proceeds of the Offering will be used by the Purchaser to purchase the Note from Issuer and that such purchase will close, and such Offering will terminate, as of the Closing Date (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound hereby, the Purchaser and the Issuer agree as follows:

Section 1.  Purchase of the Note.  The purchase price of the Note shall be $_________________.

Section 2.  Closing.  The Issuer and the Purchaser agree that:

(a)          A closing (the “Closing”) for the sale of the Note will be held beginning at 9:00 a.m., Atlanta, Georgia time, on or about April ____, 2011 (the “Closing Date”), at the offices of Arnall Golden Gregory LLP, or at such other time, on such other date and at such other place as shall have been mutually agreed upon by the Issuer and the Purchaser; and

(b)         Payment for the Note, in an amount equal to $_________________, shall be made by wire transfer of immediately available funds to the Issuer on the Closing Date.

Section 3.  Representations, Warranties and Covenants of the Issuer. The Issuer represents and warrants to the Purchaser, and covenants and agrees with the Purchaser, and, solely with respect to clause (f) below, Peach Holdings, LLC (“Peach”) represents and warrants to the Purchaser, and covenants and agrees with the Purchaser, that:

(a)          The Issuer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware;

(b)          The Issuer and its Affiliates that are parties to the Related Documents and/or Transaction Documents (hereinafter collectively referred to as the “Peachtree Affiliates”) each have full power and authority to execute, deliver and perform their respective obligations under this Agreement and each of the other Related Documents (as applicable);

(c)          The execution, delivery and performance by the Issuer and each Peachtree Affiliate of the Related Documents and/or Transaction Documents to which they are a party and the consummation by the Issuer and each Peachtree Affiliate (as applicable) of the transactions contemplated thereby (i) do not and will not violate the certificate of formation or limited liability company agreement of the Issuer or the similar charter documents of any Peachtree Affiliate or any order, injunction, ruling or decree by which the Issuer or any Peachtree Affiliate is bound, (ii) do not and will not constitute a breach of or a default under any agreement, indenture, mortgage, lease, note, instrument or arrangement to which the Issuer or any Peachtree Affiliate is a party or by which the Issuer or any Peachtree Affiliate or any of their respective property is bound, and (iii) do not and will not contravene or constitute a violation of any law, statute, ordinance, rule or regulation to which the Issuer or any Peachtree Affiliate or any of their respective property is subject;

(d)          All representations and warranties of the Issuer and any Peachtree Affiliate contained in each of the Related Documents and/or Transaction Documents (to

the extent limited therein) will be true and correct as of the Closing Date and are hereby incorporated by reference as if each such representation and warranty were specifically made herein;

(e)          Assuming the accuracy of the representations and warranties, and no breach of the agreements and covenants, of the Purchaser contained herein, the offer and sale of the Note to the Purchaser will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) of the Securities Act; and

(f)         Peach has made a permanent capital contribution of not less than $250,000 to the Issuer, and hereby covenants and agrees to maintain such capital contribution at all times.

Section 4.  Covenants of the Issuer in Connection with the Offer and Sale of the Note.  In further consideration of the Purchaser’s agreements herein contained, the Issuer covenants with the Purchaser as follows:

(a)          If, prior to the Closing Date, any event known to the Issuer or any Peachtree Affiliate shall occur as a result of which it is necessary, in the judgment of the Issuer or any Peachtree Affiliate or counsel to the Issuer or any such Peachtree Affiliate, to amend or supplement the Form N-2 filed by the Purchaser with the Securities and Exchange Commission or any of the literature or offering materials to be used in connection with the Offering (copies of all such materials other than the Form N-2 are attached hereto as Exhibit “A”) (such other documents and the Form N-2, as amended on or before April ____, 2011 (the “Form N-2”), are hereinafter collectively referred to as the “Offering Materials”) in order to correct any untrue statement of material fact or to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary, in the judgment of the Issuer or counsel to the Issuer, to amend or supplement the Offering Materials to comply with any law, Issuer shall promptly notify Purchaser of such event; and

(b)          On or prior to the Closing Date, to take all actions reasonably necessary to satisfy, or cause others to satisfy, the conditions to the Purchaser’s obligations set forth in Section 6 of this Agreement.

Section 5.  Representations, Warranties, Covenants and Agreements of the Purchaser.  The Purchaser hereby represents and warrants to the Issuer, and covenants and agrees with the Issuer, and, solely with respect to clause (s) and clause (t) below, Rochdale Investment Management LLC (“Rochdale”) represents and warrants to the Issuer, and covenants and agrees with the Issuer, as follows:

(a)          As of the date hereof, the Purchaser is purchasing the Note for its own account and not with a present view towards the sale or distribution thereof, except pursuant to sales registered or exempt under the Securities Act, provided, however, that by making this representation, the Purchaser reserves the right to dispose of the Note at any time in accordance with the Act;

(b)          Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Issuer concerning the Note and the Issuer and to obtain any additional information, documents or instruments that it has deemed necessary or appropriate in making its investment decision.  All such questions have been answered to the full satisfaction of Purchaser;

(c)          Purchaser acknowledges that the Note was offered to Purchaser solely by private contacts and not by means of any form of general solicitation, advertisement or sales literature;

(d)          Purchaser acknowledges that the purchase of the Note from the Issuer is an illiquid investment for which no public or secondary market currently exists and, accordingly, Purchaser may not be able to readily liquidate Purchaser’s investment in such Note;

(e)          Purchaser (i) has adequate means of providing for its current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the economic risks of this investment for an indefinite period, and (iv) can afford a complete loss of such investment;

(f)           Purchaser, together with its officers and advisors, has such knowledge and experience in financial and business matters to enable Purchaser to utilize the information made available to it in connection with the organization of the Issuer, its business, and the terms, conditions, and risks associated with the Note, to evaluate the merits and risks of the prospective investment, and to make an informed investment decision with respect thereto;

(g)          The Offering has been and will be conducted in conformity with the following representations:

(i)            The Purchaser and its Affiliates and agents have not and will not solicit any offer to buy or offer to sell any securities in the Offering by means of any form of general solicitation or general advertising, including, but not limited to, the following:

(1)          any advertisement, circular, article, notice or letter or other communication published in any newspaper, magazine or similar medium or broadcast over television, radio or the internet; and

(2)          any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(ii)           The Purchaser, its Affiliates and agents have not distributed and will not distribute, publish or disseminate any materials in connection with the Offering other than the Offering Materials in the forms attached hereto in Exhibit “A” or forming a part of the Form N-2, including for this purpose, such Related Documents or Transaction Documents as may be filed with the SEC as exhibits to such Form N-2.  The Purchaser and its agents have not made and will not make any representations to potential investors not contained in such Offering Materials unless approved in writing in advance by the Issuer.  The foregoing requirement for written approval by the Issuer extends to the use and distribution of any electronic documents or presentations, audio or web broadcasts, slide shows, roadshows or other marketing material presented in any manner;

(iii)          As of the Closing Date and as of any date on which offers or sales have been or are made in connection with the Offering, Offering Materials did not, and will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements in or omissions from any such document based upon (and in conformity with) information relating directly to the Issuer furnished to the Purchaser or any Affiliate or subsidiary thereof in writing by or on behalf of the Issuer;

(iv)          The Purchaser has not and will not solicit any offer to buy from or offer to sell to any person any securities in connection with the Offering unless the Purchaser shall reasonably believe that at such time such person, and each other person for whom such person is acting, are “accredited investors,” as that term is defined by Rule 501(a) of Regulation D under the Securities Act, and such belief shall be based upon the pre-existence of a substantive relationship adequate to form the basis of such a belief, either on the part of Purchaser or properly authorized placement agents pursuant to selling agreements with the Purchaser’s principal distributor (or their respective agents);

(v)          The Purchaser shall not use the internet to market the Offering except in accordance with relevant SEC guidance, including the use of password protection to prevent the inappropriate dissemination of marketing materials;

(vi)          The Purchaser will institute adequate controls to provide reasonable assurance that the Offering Materials will not be disseminated beyond the intended group of solicitees, including the numbering of offering circulars, the maintenance of appropriate records of the individuals to whom such circulars have been distributed; and similar measures customary in connection with private offerings;

(vii)         The Purchaser and Issuer will agree upon an appropriate limit on the number of printed copies of the Offering Materials distributed and the number and character of offerees to whom offers of any kind are directed so as to ensure that the limited nature of the Offering will be preserved;

(viii)        The Purchaser or its agents shall create such records as shall be consistent with the documentation of the manner in which the Offering was conducted, including, as applicable, establishing the qualifications of offerees and the pre-existing relationships based upon which such offerees were selected as referenced in subparagraph (iv) above;

(ix)          The Purchaser has not given and will not give any information or make any material representation in connection with the Offering not contained in the written Offering Materials which have been previously approved by the Issuer as provided in Section 5(g)(ii) above;

(x)           The Purchaser has solicited and will solicit purchasers of securities in connection with the Offering only in the jurisdictions in which the Purchaser has been advised by its counsel that such solicitation can be made without violating the securities or “Blue Sky” laws of such jurisdictions, and then only in compliance with such laws;

(xi)          The Purchaser will not offer, sell or deliver any securities in connection with the Offering in any jurisdiction outside the United States without the express, written, advance consent of the Issuer, provided that the Issuer acknowledges and agrees to the offer to the “Off-shore Feeder” as described in the Form N-2;

(xii)         The Purchaser shall ensure that the Purchaser and any agents used to market the Offering are registered as broker-dealers under U.S. law (or duly licensed representatives of such registered broker-dealers) or are entitled to an exemption from such regulation, and that such persons are registered to conduct such activities under any comparable laws of any jurisdiction in which the Offering is conducted or that they are exempt therefrom.

(h)          Purchaser is an “investment company” registered under the Investment Company Act of 1940, as amended, and, as of the Closing Date, Purchaser will be in compliance with the provisions thereof and the regulations thereunder in all material respects;

(i)           Neither the Purchaser nor any agent acting on its behalf, has offered the Note or the securities offered and sold in connection with the Offering by any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or has taken or will take any other action which would subject the offer, issuance, sale or delivery of the Note or the securities offered and sold in connection with the Offering to the provisions of Section 5 of the Securities Act or to the registration provisions of any state securities laws of any applicable jurisdiction;

(j)           If, prior to Closing Date, any event known to the Purchaser shall occur as a result of which it is necessary, in the judgment of the Purchaser or counsel to the Purchaser, to amend or supplement the Offering Materials in order to correct any untrue statement of material fact or to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary, in the judgment of the Purchaser or counsel to the Purchaser, to amend or supplement the Offering Materials to comply with any law, the Purchaser shall promptly prepare and furnish to the Issuer and to each prospective investor or an investor to whom a copy of any of the Offering Materials was previously delivered and not returned, either amendments or supplements (in form and substance reasonably satisfactory to the Issuer and their counsel) so that the Offering Materials as so amended or supplemented will not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or so that the Offering Materials will comply with such law; provided, however, that prior to the Closing Date and for a period of six (6) months thereafter, the Purchaser will not at any time amend or supplement the Offering Materials prior to (i) furnishing the Issuer with a copy of the proposed form of the amendment or supplement, (ii) giving the Issuer and its counsel a reasonable opportunity to review the same and (iii) receiving the prior written consent of the Issuer and its counsel, which shall not be unreasonably withheld or delayed.  All expenses associated with the preparation and distribution of amendments to the Offering Materials contemplated by this Section 5(j) shall be borne by the Purchaser except that if any amendment and distribution occurs as a result of any event reported to the Issuer pursuant to the obligations of the Issuer and/or any Peach Affiliate under Section 4(a) above (or events of which Purchaser becomes aware and which should have been reported to Purchaser pursuant to Section 4(a) above), all costs and expenses associated with the preparation and distribution of such amendments to the Offering Materials shall be borne by the Issuer;

(k)          The Purchaser has not taken and will not take, or permit or cause any of its Affiliates to take, any action whatsoever which would have the effect of requiring the registration, under the Securities Act or registration (other than filings that may be required in connection with non-public offerings) under any state securities law, of the offering or sale of the Note or the offer and sale of the securities offered and sold in connection with the Offering contemplated by this Agreement within six (6) months after the Closing Date (directly or through any trust) and within such six (6) month period shall not commence any such offering or any offering of securities of the same class or type as, or that would otherwise be integrated with the offering of, the Note or the securities offered and sold in connection with the Offering without the prior written consent of the Issuer, which the Issuer shall not unreasonably withhold or delay;

(l)           Purchaser is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.  “Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System and any successor regulations thereto, as in effect from time to time;

(m)         Purchaser acknowledges and agrees that the Note shall contain a legend stating in substance that:

(i)            the Note has not been registered under the Securities Act or any state securities laws, and that any resale, pledge or other transfer of such Note may be made only (1) pursuant to an effective registration statement under the Securities Act or (2) in reliance on an exemption from the registration requirements of the Securities Act, in each case only in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.  Purchaser acknowledges that Issuer will not cause or permit this portion of the legend to be removed from the face of the Note, nor will Issuer register any transfer of the Note, except after receipt of an opinion of counsel reasonably acceptable to the Issuer stating that any such transfer complies with the Securities Act and the applicable securities laws of any state or other jurisdiction;

(ii)           the Note may not be transferred by Purchaser or any subsequent holder or holders except upon registration of the transfer upon the books of the Issuer following due presentation and surrender of the Note to the Issuer, to be accompanied by a form of assignment to be provided in the Note or the issuance of replacement notes in the manner contemplated under the terms of the Note; and

(iii)          the Note may be transferred only in total and not in one or more subdivisions or fractions, unless reissued in multiple replacement promissory notes by the Issuer.

(n)          The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to execute, deliver and perform its obligations under this Agreement;

(o)          Upon notice from the Issuer prior to the completion of the Offering that the Offering Materials are required to be amended or supplemented, the Purchaser shall immediately cease use of the Offering Materials until it has prepared such amendment or supplement, at Issuer’s expense, and thereafter will make use of the Offering Materials only as so amended or supplemented, and deliver a copy of such amendment or supplement to each prospective investor to whom a copy of the Offering Materials had previously been delivered (and who has not returned such copy);

(p)          The Purchaser shall promptly notify the Issuer (a) when any event shall have occurred as a result of which any of the Purchaser’s representations or warranties herein would not be true and (b) of the Purchaser’s receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the securities to be offered or sold in the Offering, or of an exemption from such registration or qualification, in any jurisdiction; and shall use its reasonable efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and the Issuer so requests, the Purchaser shall obtain the lifting thereof as promptly as possible;

(q)          The Purchaser has complied and will comply in all material respects with all applicable state and federal securities laws in connection with the offer and sale of the securities pursuant to the Offering and the performance of the Purchaser’s obligations hereunder; provided, however, that nothing in the foregoing clause shall be construed as an assumption by the Purchaser of any obligation of the Issuer or any of their officers, directors, shareholders or employees to comply with such securities laws or any liability for their failure to comply with such securities laws in connection with the sale of the Note to Purchaser or otherwise;

(r)          The Purchaser acknowledges and agrees that it shall be responsible for the prompt payment of fifty percent (50.0%) of the cost of the verification process charged to the Trust (for and with respect to the Trust and/or its Rochdale High Yield Advances

Fund series) and/or Settlement Funding, LLC by Wells Fargo Bank, N.A. (the “Custodian”) in connection with the verification and custody of the Contract Files pursuant to the Custodian and Verification Agreement dated as of even date hereof and executed among the Custodian, the Seller, Settlement Funding, LLC and the Trust;

(s)           Rochdale covenants and agrees that none of Rochdale’s Affiliates will have any equity or financial interest in Rochdale High Yield Advances Offshore, L.P., other than the general partnership interest of Rochdale Offshore Partners IV, Ltd., and with respect to such general partnership interest, Rochdale Offshore Partners IV, Ltd will receive no fee or other compensation; and

(t)           Rochdale covenants and agrees that Rochdale High Yield Advances Offshore, L.P. will not admit any new limited partner or otherwise conduct any offering of its securities for a period of at least six (6) months from the Closing Date without the prior written consent of the Issuer, which the Issuer shall not unreasonably withhold or delay.

Section 6.  Conditions to the Purchaser’s Obligations.  This Agreement shall not obligate the Purchaser to purchase the Note, but shall govern the purchase of the Note by the Purchaser on the Closing Date.  Notwithstanding the foregoing, it is understood that the purchase by the Purchaser of the Note on the Closing Date is subject to the accuracy of the representations and warranties herein made on the part of the Issuer, to the accuracy of the statements of the officers of the Issuer made pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following conditions:

(a)          Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material change, or any development involving a prospective change, in or affecting (A) particularly the business or properties of the Issuer (other than any potential change of control of its parent company), or (B) the Purchased Assets, which in the good faith judgment of the Purchaser, has materially impaired or will in the immediate future, materially impair the investment quality of the Note; (ii) any domestic or international event or act or occurrence which has materially disrupted, or in the good faith judgment of the Purchaser, will in the immediate future, materially disrupt, securities markets; (iii) any suspension or limitation of trading in securities generally on the New York or American Stock Exchanges, or any setting of minimum or maximum prices or maximum ranges for trading of securities shall have been required on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; (iv) any declaration of a banking moratorium by Federal or state authorities or of any banking moratorium in foreign exchange trading by major international banks or persons; (v) any outbreak or escalation of major hostilities in which the United States is involved or any declaration of war by Congress; or (vi) any change in the market for securities in general or in political, financial or economic conditions in general if, in the good faith judgment of the Purchaser, the effect of any such change makes it impractical or inadvisable to proceed with completion of the purchase of and payment for the Note;

(b)          On the Closing Date, each of the Related Documents and/or Transaction Documents, including the Note, shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Purchaser shall have received a fully executed copy thereof or, with respect to the Note, a conformed copy thereof;

(c)          The Purchaser shall have received from Arnall Golden Gregory LLP and Richards, Layton & Finger, P.A., special counsel for the Issuer, corporate and UCC opinions (respectively) dated the Closing Date, addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its counsel;

(d)          The Purchaser shall have received from Arnall Golden Gregory LLP, special federal tax counsel for the Issuer, an opinion dated the Closing Date, addressed to the Purchaser to the effect that the Note will be treated as debt;

(e)          On the Closing Date, the Purchaser shall have received, in form and substance satisfactory to the Purchaser and its counsel, a certificate, dated the Closing Date, of the President, Chief Executive Officer or any Vice President or other officer of the Issuer in which each such officer shall state that: (i) with respect to the Issuer and each Peachtree Affiliate, the representations and warranties of the Issuer and each Peachtree Affiliate identified in this Agreement and in each Related Document and Transaction Document (as applicable) are true and correct on and as of the Closing Date, except to the extent any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct as of such other date; (ii) the Issuer and each Peachtree Affiliate has complied with all agreements and satisfied all conditions on its part required to be performed or satisfied hereunder and under each of the other Related Documents and/or Transaction Documents to which the Issuer or such Peachtree Affiliate is a party at or prior to the Closing Date; (iii) the representations and warranties of the Issuer and each Peachtree Affiliate identified in each of the Related Documents and/or Transaction Documents to which the Issuer or such Peachtree Affiliate is a party are true and correct as of the dates specified therein; and (iv) no event shall have occurred, and no condition shall exist that would constitute an event of default under any of the Related Documents and/or Transaction Documents, including the Note, either with or without notice or lapse of time, or both;

(f)           On or prior to the Closing Date, Settlement Funding, LLC shall have had estoppel and release letters and related UCC-3 termination statements, assignments, partial releases and/or amendment statements (for each appropriate jurisdiction), to release all security interests or similar rights of any Person in the Underlying Contracts, including, without limitation, the Related Security, if any, securing the Litigation Payments attributable to such Underlying Contracts and any proceeds of such Related Security or the Underlying Contracts executed by each such Person;

(g)          The Purchaser shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of the State of New York and in the office of the Secretary of the State of Delaware reflecting the sale of the interest of Seller in the Underlying Contracts to the Trust (for and with respect to its Rochdale High Yield Advances Fund series), and the pledge of the SUBI Certificate by the Issuer to the Purchaser;

(h)          All proceedings in connection with the transactions contemplated by this Agreement and each of the other Related Documents and/or Transaction Documents and all documents incident hereto or thereto shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received such information, certificates, opinions and documents as the Purchaser may request; and

(i)           No order suspending the sale of the securities to be offered and sold in the Offering in any jurisdiction shall have been issued and no proceedings shall have been instituted or threatened for that purpose.

The Purchaser may, in its sole discretion, waive compliance with any of the conditions contained in this Section 6 and any condition so waived shall be deemed to have been satisfied.  If any of the foregoing conditions is not satisfied or waived on or before the Closing Date, the Purchaser shall (except as otherwise specifically provided herein) be released and discharged from its obligations under or pursuant to this Agreement and any offers (and acceptances thereof) of the Note.

Section 7.  Conditions to the Issuer’s Obligations.  This Agreement shall not obligate the Issuer to sell the Note, but shall govern the issuance of the Note by the Issuer on the Closing Date.  Notwithstanding the foregoing, it is understood that the issuance by the Issuer of the Note on the Closing Date is subject to the accuracy of the representations and warranties herein made on the part of the Purchaser, to the accuracy of the statements of the officers of the Purchaser made pursuant to the provisions hereof, to the performance by the Purchaser of its obligations hereunder and to the following conditions:

(a)          On the Closing Date, each of the Related Documents and/or Transaction Documents shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Issuer and Purchaser shall have received a fully executed copy thereof;

(b)          The Issuer shall have received from Montgomery McCracken Walker & Rhoads LLP, special counsel for the Purchaser and from Kurt Hawkesworth, Esq., Senior Executive Vice President and General Counsel of Rochdale (as defined below) and the Purchaser, opinions dated the Closing Date, addressed to the Issuer, in form and substance satisfactory to the Issuer and its counsel;

(c)          On the Closing Date, the Issuer shall have received, in form and substance satisfactory to the Issuer and its counsel, a certificate, dated the Closing Date, of the President, Chief Executive Officer or any Vice President or other officer of the Purchaser in which each such officer shall state that: (i) with respect to the Purchaser only, the representations and warranties of the Purchaser in this Agreement are true and correct on and as of the Closing Date, except to the extent any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct as of such other date; and (ii) the Purchaser has complied with all agreements and satisfied all conditions on its part required to be performed or satisfied hereunder ;

(d)          All proceedings in connection with the transactions contemplated by this Agreement and each of the other Related Documents and/or Transaction Documents and all documents incident hereto or thereto shall be satisfactory in form and substance to the Issuer, and the Issuer shall have received such information, certificates, opinions and documents as the Issuer may reasonably request; and

(e)          No order suspending the sale of the Note or the securities in connection with the Offering in any jurisdiction shall have been issued and no proceedings shall have been instituted or threatened for that purpose.

The Issuer may, in its sole discretion, waive compliance with any of the conditions contained in this Section 7 and any condition so waived shall be deemed to have been satisfied.  If any of the foregoing conditions is not satisfied or waived on or before the Closing Date, the Issuer shall (except as otherwise specifically provided herein) be released and discharged from its obligations under or pursuant to this Agreement.

Section 8.  Indemnification and Contribution.

(a)          Purchaser and Rochdale, which shall, as of the Closing Date and pursuant to the terms of agreements between the Purchaser and Rochdale, provide investment management, administrative and related services to the Purchaser, jointly and severally, agree to indemnify and hold harmless the Issuer, Peach, each Peachtree Affiliate, their respective partners, directors, officers, employees and agents, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “Peach Indemnitees”), from and against any and all losses, claims, damages and liabilities, joint or several, or actions in respect thereof, caused by or arising out of:

(i)           Any material breach of any covenant, warranty or representation of Purchaser set forth in this Agreement;

(ii)          Any claim that the Offering, or any actions taken or not taken by Purchaser, its investment advisor or its agents violated any federal or state securities law, including without limitation, that any untrue statement or alleged untrue statement of a material fact is contained in any Offering Materials, as well as in any non-written statements or presentations used to market the Offering, including oral and electronic presentations, or that any such materials contain any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, such indemnification obligation shall not require Purchaser or Rochdale to indemnify any Peach Indemnitees for any losses, claims, damages and liabilities, joint or several, or actions in respect thereof relating to:  (i) any untrue statement or alleged untrue statement of material fact (or omission to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading) that are included in any document referred to in Section 5(g)(ii) hereof and purport to disclose information about:

a.           the activities, businesses or business processes of any Peach Indemnitee, including, without limitation, information relating to, or based upon, policies, procedures or services provided by a Peach Affiliate and described in any Related Document or Transaction Document;

b.           statistical information developed and/or maintained by the Issuer or any Peach Affiliate relating to the Underlying Contracts (including, without limitation, the Cases and Claimants); and

c.           returns achieved by any Peach Affiliate in connection with its ownership of the Underlying Contracts;

and, provided, in each case, that such disclosure was prepared by and/or reviewed and approved by the Issuer and/or a Peach Affiliate.

(b)          Issuer and Peach shall jointly and severally indemnify and hold harmless Purchaser, Rochdale, each of Rochdale’s Affiliates that are parties to the Related Documents and/or Transaction Documents, their respective partners, directors, officers, employees and agents, and each person, if any, who controls the Purchaser within the meaning of the Exchange Act, from and against any and all losses, claims, damages and liabilities, joint or several, or actions in respect thereof caused by or arising out of:

(i)          Any breach of any covenant, warranty or representation of the Issuer or any Peachtree Affiliate set forth in this Agreement, provided, however, that Peach’s indemnification hereunder shall not be construed as a guaranty of payment by Peach of the Issuer’s payment obligations under the Note;

(ii)          Any claim that any actions taken or not taken by Issuer or any Peach Affiliate violated any federal or state securities law;

(iii)         Any claims that any untrue statement or alleged untrue statement of a material fact is contained in any Offering Materials, but only to the extent that such claims:

a.           are based upon information furnished by the Issuer or any Peach Affiliate, in writing, to Rochdale for use in Offering Material; and

b.           are based upon any statement or description of any Records provided to Purchaser or Rochdale by the Issuer or any Peach Affiliate, in each case, regardless of whether such statement or description was provided to Purchaser or Rochdale for use in the Offering Materials (unless Purchaser or Rochdale was expressly instructed by the Issuer or any Peach Affiliate to exclude any such statement or description from any Offering Material); or

(iv)          Any claim that any Offering Materials contain an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither Issuer nor Peach shall be liable with respect to any such claim unless it is based upon the omission of information that was in the possession of Issuer, Peach or a Peach Affiliate as of the closing date of the Offering or prior thereto, was not in the possession of Purchaser or any of its affiliates or representatives as of the Closing Date of the Offering or prior thereto, and was not provided to Purchaser or its representatives in a writing or other tangible form by Peach or its representatives as of the Closing Date of the Offering or prior thereto.

(c)          In case any proceeding (including, without limitation, any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to the preceding paragraph, such person (hereinafter called the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and all such fees and expenses shall be reimbursed as they are incurred.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(d)          If the indemnification provided for in paragraphs (a) or (b) of this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand, and the Purchaser on the other, from the offering and sale of the Note or the offering of securities in connection with the Offering, as contemplated by Section 1 or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in cause (i) above but also the relative fault of the Issuer on the one hand, and of the Purchaser on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Issuer on the one hand, and of the Purchaser on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand, or by the Purchaser on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          The Issuer and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph (d) of this Section 8.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (d) of this Section 8 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not also guilty of such fraudulent misrepresentation.

(f)          The indemnified party also agrees not to assert any claim against any indemnifying party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to, without limitation, (i) the Related Documents, the Transaction Documents, the Note, or any of the transactions contemplated hereby or thereby, (ii) the Purchaser’s agreement to purchase the Note or (iii) any use or intended use of the proceeds of the Note or the sale by the Purchaser of the securities in connection with the Offering .

(g)          THE RIGHTS OF AN INDEMNIFIED PARTY TO BE INDEMNIFIED AND HELD HARMLESS, OR TO RECEIVE CONTRIBUTION, UNDER THE CIRCUMSTANCES CONTEMPLATED IN THIS SECTION 8 SHALL NOT BE NEGATED BY THE REASON OF THE FACT THAT SUCH INDEMNIFIED PARTY MAY HAVE BEEN NEGLIGENT IN ANY RESPECT AND TO ANY DEGREE UNDER THE CIRCUMSTANCES OR MAY BE SUBJECT TO STRICT LIABILITY UNDER APPLICABLE LAW.

Section 9.  Miscellaneous.

(a)          This Agreement shall become effective as of the date set forth above.

(b)          The indemnity and contribution agreements contained in Section 8, the covenants, representations and warranties contained in Sections 3 and 5, and the provisions of this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchaser or the Issuer or any person controlling the Purchaser or the Issuer and (iii) payment for and delivery of the Note.

(c)          This Agreement shall be subject to termination in the Purchaser’s absolute discretion, by notice given to the Issuer, if prior to the Closing Date (A) trading generally shall have been suspended or materially limited on the New York Stock Exchange, or (B) a general moratorium on commercial banking activities in New York shall have been declared by the relevant authorities, or (C) there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis that, in the Purchaser’s reasonable judgment, materially and adversely affects financial markets, or (D) there shall have occurred any change in financial markets that, in the Purchaser’s reasonable judgment, is material and adverse, and (ii) in the case of any of the events specified in clauses (i)(A) through (D), such event singly or together with any other such event makes it, in the Purchaser’s reasonable judgment, impracticable to market the Note on the terms and in the manner contemplated herein.

(d)          All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if to the Purchaser or Rochdale, shall be mailed, delivered or telecopied and confirmed to the Purchaser or Rochdale at the following address:

Rochdale High Yield Advances Fund LLC
c/o Rochdale Investment Management, LLC
570 Lexington Avenue
New York, New York 10022
Attention: Kurt Hawkesworth, Senior Executive Vice President & General Counsel
Telecopy No.: (212)702-3545

if to the Issuer or Peach, shall be mailed or delivered or telecopied and confirmed to the Issuer or Peach at the following address:

DR SPE, LLC
3301 Quantum Boulevard, 2nd Floor
Boynton Beach, FL  33426-8622
Attention:  Chief Executive Officer, with a copy to the General Counsel
Telecopy:  (561) 962-3940

(e)           THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES

UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(f)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR OF THE UNITED STATES FOR THE DISTRICT OF DELAWARE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY OTHER RELATED DOCUMENT OR ANY DOCUMENT RELATED HERETO.

(g)           EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY DELAWARE LAW.  EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(h)          This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall together constitute but one and the same instrument.

(i)           This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Issuer, Peach and Rochdale and, to the extent provided herein, the officers and directors of the Issuer and each person who controls the Issuer or the Purchaser, and their respective successors and assigns.

(j)           This Agreement may be amended or modified only with the prior written consent of the parties hereto.

(k)          Notwithstanding anything herein to the contrary, to the extent not inconsistent with applicable securities laws, each party hereto (and each of their employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction (as defined in Section 1.6011-4 of the Treasury Regulations) and all materials of any kind (including opinions or other tax analyses) to the extent relating to such tax treatment and tax structure.

(l)           The Issuer agrees to provide prompt written notice to the Purchaser and Rochdale in the event that any Peachtree Affiliate ceases to be an Affiliate of the Issuer.

(Signatures on following pages)

DR SPE, LLC

By:
Name:
Title:

Accepted and agreed to
on the date first above written:

ROCHDALE HIGH YIELD ADVANCES FUND LLC,
as the Purchaser

By:
Name:
Title:

ROCHDALE INVESTMENT MANAGEMENT, LLC

By:
Name:
Title:

PEACH HOLDINGS, LLC

By:
Name:
Title:

Exhibit “A”

Final Forms of Subscription Documents and Final N-2 and Amendments

(See Attached)